Exhibit 99.1
NEWS RELEASE
APA Corporation announces second-quarter 2026
financial and operational results

Second-quarter 2026 highlights
•Reported production of approximately 410,000 barrels of oil equivalent (BOE) per day; adjusted production, which excludes Egypt noncontrolling interest and tax barrels, was 347,000 BOE per day and exceeded guidance;
•Delivered U.S. oil production of 123,500 barrels of oil per day, 2,500 barrels of oil per day above guidance;
•Generated $1.7 billion of net cash provided by operating activities, $738 million of free cash flow, and $1.8 billion of adjusted EBITDAX; returned $189 million to shareholders through dividends and share repurchases;
•Repaid $752 million of near-term bond debt in the first half of the year; total debt has declined by $2.3 billion since year-end 2024, lowering annualized interest expense by more than $155 million;
•Raised full-year U.S. oil production guidance to 123,000 barrels of oil per day while maintaining U.S. capital at $1.3 billion;
•Increased expected 2026 exit run-rate cost savings to $500 million, up from the prior $450 million target, reflecting continued momentum; and
•Significantly advanced exploration portfolio through the pending Savant acquisition in Alaska and a new strategic partnership with Eni S.p.A in Uruguay.

HOUSTON, Aug. 5, 2026 – APA Corporation (Nasdaq: APA) today announced its financial and operational results for the second quarter of 2026. APA reported net income attributable to common stock of $747 million, or $2.11 per diluted share. When adjusted for certain items that impact the comparability of results, APA’s second-quarter earnings totaled $669 million, or $1.89 per diluted share.

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APA CORPORATION ANNOUNCES SECOND-QUARTER 2026
FINANCIAL AND OPERATIONAL RESULTS — PAGE 2 of 6
Second-quarter summary
Second-quarter reported production was 410,000 BOE per day, and adjusted production was 347,000 BOE per day, both exceeding guidance. U.S. oil production averaged 123,500 barrels per day, 2,500 barrels per day above guidance, reflecting continued drilling and completion efficiency gains and strong base production performance in the Permian Basin.
In Egypt, adjusted production averaged 61,000 BOE per day and was in line with guidance. Gross production averaged 207,000 BOE per day. Gross gas production increased to 539 million cubic feet (MMCF) per day, supported by continued execution of the company’s gas-focused development program. Nearly half of Egypt’s gas production is now benefiting from the revised pricing agreement.
Net cash provided by operating activities was $1.7 billion, and adjusted EBITDAX was $1.8 billion. Upstream capital investment was $546 million, and lease operating expense was $353 million, both below guidance. Free cash flow totaled $738 million, bringing total free cash flow generation to $1.2 billion for the first half of the year.
Balance sheet and shareholder returns
APA repaid $752 million of near-term bond debt during the first half of 2026, including $673 million in the second quarter. The company has reduced total debt by $2.3 billion since year-end 2024, lowering annualized interest expense by more than $155 million. Net debt was $3.3 billion at the end of the second quarter.
APA returned $189 million to shareholders during the second quarter through dividends and share repurchases, including the repurchase of 2.8 million shares at an average price of $35.26 per share; cumulative returns to shareholders during the first half of the year totaled $277 million. Consistent with prior years, the company expects to return at least 60% of free cash flow to shareholders in 2026 while also strengthening the balance sheet.
CEO commentary
“We delivered a very strong second quarter, with excellent operational execution across our core assets,” said John J. Christmann IV, APA’s CEO. “We’re sustaining top-tier operational performance and driving stronger production, lower costs and lower capital intensity. These results reflect the structural improvements we’ve made over the past two years to become a cost leader and drive higher capital efficiency across the Permian and Egypt. APA is in a great position with a strengthening balance sheet, a highly capital-efficient base business, a clear path to organic oil production growth led by GranMorgu and multiple high-quality investment opportunities in exploration.”

APA CORPORATION ANNOUNCES SECOND-QUARTER 2026
FINANCIAL AND OPERATIONAL RESULTS — PAGE 3 of 6
Exploration portfolio update
APA previously announced an agreement to acquire Savant Alaska, LLC for $70 million in upfront consideration prior to customary closing adjustments, plus additional contingent payments tied to future development of APA’s eastern North Slope position. The acquisition secures ownership of key midstream, pipeline and field infrastructure adjacent to APA’s existing acreage and is expected to enhance development flexibility, accelerate project timelines, and lower future development costs. It also enhances APA’s ability to appraise and potentially develop discoveries across its broader eastern North Slope position. Closing is expected by year-end 2026, subject to regulatory approval and customary closing conditions.
In Uruguay, APA signed an agreement with Eni S.p.A as a strategic partner in offshore Block 6. APA will retain a 60% working interest, with Eni funding most of the initial exploration well planned for 2027.
“We continued to advance one of the industry's most differentiated exploration portfolios,” said Christmann. “The pending Savant acquisition in Alaska will secure critical infrastructure adjacent to our position and increase flexibility as we evaluate next steps. In Uruguay, we’re pleased to welcome Eni as a strategic partner in OFF-6.”
Cost reduction initiatives update
Cost reduction initiatives continued to build momentum during the quarter. APA now expects to exit 2026 with approximately $500 million of run-rate savings, an increase from the company's prior $450 million target. This improvement results from continued strong execution across the portfolio, including field-level operating efficiencies, well cost reductions, and ongoing corporate streamlining, all of which are lowering the company's underlying cost structure.
Full-year guidance update
For full-year 2026, APA is raising its U.S. oil production outlook to 123,000 barrels of oil per day while maintaining U.S. capital at $1.3 billion. Total company upstream capital investment is expected to be $2.07 billion, reflecting slightly lower exploration spend due to a shift in timing of Suriname Block 58 exploration activity. Lease operating expenses guidance has been lowered by $25 million to $1.5 billion, reflecting ongoing cost savings.

APA CORPORATION ANNOUNCES SECOND-QUARTER 2026
FINANCIAL AND OPERATIONAL RESULTS — PAGE 4 of 6
Conference call

APA will host a conference call to discuss its second-quarter 2026 results at 10 a.m. Central time, Thursday, Aug. 6. The conference call will be webcast from APA’s website at www.apacorp.com and investor.apacorp.com. Following the conference call, a replay will be available for one year on the “Investors” page of the company’s website.

About APA

APA Corporation owns consolidated subsidiaries that explore for and produce oil and natural gas in the United States, Egypt and the United Kingdom and that explore for oil and natural gas offshore Suriname and elsewhere. APA posts announcements, operational updates, investor information and press releases on its website, www.apacorp.com.

Additional information

Additional information follows, including reconciliations of adjusted earnings, adjusted EBITDAX, upstream capital investment, net debt, cash flows from operations before changes in operating assets and liabilities, and free cash flow (non-GAAP financial measures) to GAAP measures and information regarding adjusted production. APA’s quarterly supplement is available at http://www.apacorp.com/financialdata.

Non-GAAP financial measures

APA’s financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted earnings, adjusted EBITDAX, upstream capital investment, net debt, cash flows from operations before changes in operating assets and liabilities and free cash flow are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.

APA CORPORATION ANNOUNCES SECOND-QUARTER 2026
FINANCIAL AND OPERATIONAL RESULTS — PAGE 5 of 6
Forward-looking statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “continues,” “could,” “estimates,” “expects,” “goals,” “guidance,” “may,” “might,” “outlook,” “possibly,” “potential,” “projects,” “prospects,” “should,” “upside,” “will,” “would,” and similar references to future periods, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about future plans, expectations, and objectives for operations, including statements about our capital plans, drilling plans, production expectations, asset acquisitions (including the pending Savant acquisition and the expected closing thereof and benefits therefrom), monetizations, debt reductions, capital returns, and interest and other cost savings. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in APA’s Form 10-K for the year ended December 31, 2025, and in our quarterly reports on Form 10-Q for a discussion of risk factors that affect our business. Any forward-looking statement made in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. APA and its subsidiaries undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

APA CORPORATION ANNOUNCES SECOND-QUARTER 2026
FINANCIAL AND OPERATIONAL RESULTS — PAGE 6 of 6
Cautionary note to investors

The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable, and possible reserves that meet the SEC’s definitions for such terms. APA may use certain terms in this news release, such as “resources,” “potential resources,” “resource potential,” “estimated net reserves,” “recoverable reserves,” and other similar terms that the SEC guidelines strictly prohibit APA from including in filings with the SEC. Such terms do not take into account the certainty of resource recovery, which is contingent on exploration success, technical improvements in drilling access, commerciality, and other factors, and are therefore not indicative of expected future resource recovery and should not be relied upon. Investors are urged to consider carefully the disclosure in APA’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2025, available from APA at www.apacorp.com or by writing APA at: 2000 W. Sam Houston Pkwy. S., Suite 200, Houston, TX 77042 (Attn: Corporate Secretary). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.

Contacts

Investor: (281) 302-2286 | ir@apachecorp.com
Media:  (713) 296-7276 | media@apachecorp.com
Website: www.apacorp.com

APA-F

APA CORPORATION
STATEMENT OF CONSOLIDATED OPERATIONS
(Unaudited)
(In millions, except per share data)

	For the Quarter Ended		For the Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
REVENUES AND OTHER:
Oil, natural gas, and natural gas liquids production revenues
Oil revenues	$1,826	$1,381	$3,470	$2,981
Natural gas revenues	41	184	198	417
Natural gas liquids revenues	170	153	311	359
	2,037	1,718	3,979	3,757
Purchased oil and gas sales	336	460	721	1,057
Total revenues	2,373	2,178	4,700	4,814
Derivative instrument gains (losses), net	8	138	(105)	110
Gain (loss) on divestitures, net	(2)	282	(2)	280
Other, net	20	14	21	20
	2,399	2,612	4,614	5,224
OPERATING EXPENSES:
Lease operating expenses	353	367	715	774
Gathering, processing, and transmission	87	104	178	208
Purchased oil and gas costs (proceeds)	(122)	304	(47)	778
Taxes other than income	61	54	118	128
Exploration	58	43	84	73
General and administrative	68	66	183	164
Transaction, reorganization, and separation	12	11	19	48
Depreciation, depletion, and amortization:
Oil and gas property and equipment	497	523	1,043	1,159
Other assets	7	7	14	14
Asset retirement obligation accretion	43	39	85	78
Financing costs, net	58	66	115	9
	1,122	1,584	2,507	3,433
NET INCOME BEFORE INCOME TAXES	1,277	1,028	2,107	1,791
Current income tax provision	234	232	536	538
Deferred income tax provision	216	131	201	170
NET INCOME INCLUDING NONCONTROLLING INTERESTS	827	665	1,370	1,083
Net income attributable to noncontrolling interest	80	62	177	133
NET INCOME ATTRIBUTABLE TO COMMON STOCK	$747	$603	$1,193	$950

NET INCOME PER COMMON SHARE:
Basic	$2.11	$1.67	$3.37	$2.62
Diluted	$2.11	$1.67	$3.37	$2.62
WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	353	361	353	362
Diluted	354	361	354	362

DIVIDENDS DECLARED PER COMMON SHARE	$0.25	$0.25	$0.50	$0.50

APA CORPORATION
PRODUCTION INFORMATION

	For the Quarter Ended			% Change		For the Six Months Ended
	June 30,	March 31,	June 30,	2Q26 to 1Q26	2Q26 to 2Q25	June 30,	June 30,
	2026	2026	2025			2026	2025
OIL VOLUME - Barrels per day
United States	123,455	123,898	123,725	—%	—%	123,675	124,420
Egypt (1,2)	70,139	86,736	86,210	(19)%	(19)%	78,392	86,192
North Sea	17,676	21,336	25,309	(17)%	(30)%	19,496	25,258
Total (1)	211,270	231,970	235,244	(9)%	(10)%	221,563	235,870
NATURAL GAS VOLUME - Mcf per day
United States	403,474	413,975	519,276	(3)%	(22)%	408,696	546,853
Egypt (1, 2)	327,286	381,406	345,649	(14)%	(5)%	354,196	331,507
North Sea	21,365	29,045	29,174	(26)%	(27)%	25,184	30,383
Total (1)	752,125	824,426	894,099	(9)%	(16)%	788,076	908,743
NGL VOLUME - Barrels per day
United States	72,487	71,826	79,632	1%	(9)%	72,158	78,525
North Sea	848	1,151	1,186	(26)%	(28)%	999	1,165
Total (1)	73,335	72,977	80,818	—%	(9)%	73,157	79,690
BOE per day
United States	263,187	264,720	289,902	(1)%	(9)%	263,949	294,087
Egypt (1, 2)	124,687	150,304	143,818	(17)%	(13)%	137,425	141,443
North Sea	22,085	27,328	31,358	(19)%	(30)%	24,692	31,487
Total (1)	409,959	442,352	465,078	(7)%	(12)%	426,066	467,017

Total excluding noncontrolling interests	368,385	392,235	417,096	(6)%	(12)%	380,245	419,830

(1) Includes net production volumes attributed to our noncontrolling partner in Egypt below:

Oil (b/d)	23,386	28,921	28,762	26,138	28,754
Gas (Mcf/d)	109,125	127,175	115,319	118,100	110,596
BOE per day	41,574	50,117	47,982	45,821	47,187

(2) Egypt Gross Production:

Oil (b/d)	117,056	121,472	123,852	119,252	125,927
Gas (Mcf/d)	538,925	517,623	479,235	528,333	468,157
BOE per day	206,877	207,743	203,725	207,308	203,953

APA CORPORATION
ADJUSTED PRODUCTION INFORMATION

Adjusted production excludes certain items that management believes affect the comparability of operating results for the periods presented. Adjusted production excludes production attributable to 1) noncontrolling interest in Egypt and 2) Egypt tax barrels. Management uses adjusted production to evaluate the company’s operational trends and performance and believes it is useful to investors and other third parties.

	For the Quarter Ended			% Change		For the Six Months Ended
	June 30,	March 31,	June 30,	2Q26 to 1Q26	2Q26 to 2Q25	June 30,	June 30,
	2026	2026	2025			2026	2025
OIL VOLUME - Barrels per day
United States	123,455	123,898	123,725	—%	—%	123,675	124,420
Egypt	34,555	41,253	43,593	(16)%	(21)%	37,885	43,060
North Sea	17,676	21,336	25,309	(17)%	(30)%	19,496	25,258
Total	175,686	186,487	192,627	(6)%	(9)%	181,056	192,738

NATURAL GAS VOLUME - Mcf per day
United States	403,474	413,975	519,276	(3)%	(22)%	408,696	546,853
Egypt	161,168	180,854	175,126	(11)%	(8)%	170,956	165,395
North Sea	21,365	29,045	29,174	(26)%	(27)%	25,184	30,383
Total	586,007	623,874	723,576	(6)%	(19)%	604,836	742,631

NGL VOLUME - Barrels per day
United States	72,487	71,826	79,632	1%	(9)%	72,158	78,525
North Sea	848	1,151	1,186	(26)%	(28)%	999	1,165
Total	73,335	72,977	80,818	—%	(9)%	73,157	79,690

BOE per day
United States	263,187	264,720	289,902	(1)%	(9)%	263,949	294,087
Egypt	61,416	71,395	72,781	(14)%	(16)%	66,378	70,626
North Sea	22,085	27,328	31,358	(19)%	(30)%	24,692	31,487
Total	346,688	363,443	394,041	(5)%	(12)%	355,019	396,200

APA CORPORATION
PRICE INFORMATION

	For the Quarter Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025
AVERAGE OIL PRICE PER BARREL
United States	$98.46	$72.53	$64.84	$85.54	$68.64
Egypt	95.95	86.01	66.39	90.48	70.70
North Sea	110.78	84.67	66.56	93.36	71.61
Total	98.24	78.69	65.58	87.89	69.72

AVERAGE NATURAL GAS PRICE PER MCF
United States	$(2.98)	$(0.32)	$1.03	$(1.64)	$1.54
Egypt	4.23	4.01	3.48	4.12	3.34
North Sea	15.88	14.19	11.69	14.89	13.42
Total	0.60	2.12	2.28	1.39	2.55

AVERAGE NGL PRICE PER BARREL
United States	$24.59	$19.89	$19.87	$22.26	$23.91
North Sea	67.50	49.24	41.62	55.59	46.28
Total	25.41	20.96	20.49	23.19	24.54

APA CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)
(In millions)

SUMMARY EXPLORATION EXPENSE INFORMATION
	For the Quarter Ended		For the Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Unproved leasehold impairments	$1	$—	$2	$—
Dry hole expense	43	32	54	43
Geological and geophysical expense	2	—	4	4
Exploration overhead and other	12	11	24	26
	$58	$43	$84	$73

SUMMARY STOCK-SETTLED AND CASH-SETTLED EQUITY COMPENSATION INFORMATION
	For the Quarter Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2026	2026	2025	2026	2025
Stock-settled and cash-settled compensation expensed:
Lease operating expenses	$4	$14	$3	$18	$10
Exploration	1	9	2	10	3
General and administrative	9	47	8	56	25
Total stock-settled and cash-settled compensation expensed	14	70	13	84	38
Stock-settled and cash-settled compensation capitalized	3	12	2	15	6
Stock-settled and cash-settled compensation associated with abandonment and decommissioning	—	2	—	2	—
Total stock-settled and cash-settled compensation costs	$17	$84	$15	$101	$44

APA CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)
(In millions)

SUMMARY CASH FLOW INFORMATION
	For the Quarter Ended		For the Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$1,706	$1,181	$2,260	$2,277
Additions to upstream oil and gas property	(569)	(660)	(1,111)	(1,437)
Leasehold and property acquisitions	(2)	(7)	(6)	(20)
Proceeds from asset divestitures	—	571	—	571
Other, net	(20)	1	(16)	5
Net cash used in investing activities	$(591)	$(95)	$(1,133)	$(881)
Payments on commercial paper and revolving credit facilities, net	—	(766)	—	(333)
Payments on term loan facility	—	—	—	(900)
Fixed-rate debt borrowings	—	—	—	846
Payments on fixed-rate debt	(675)	(49)	(754)	(954)
Distributions to noncontrolling interest	(99)	(91)	(164)	(217)
Treasury stock activity, net	(100)	(50)	(100)	(150)
Dividends paid to APA common stockholders	(89)	(90)	(177)	(181)
Other, net	(1)	—	(4)	(25)
Net cash used in financing activities	$(964)	$(1,046)	$(1,199)	$(1,914)

SUMMARY BALANCE SHEET INFORMATION
	June 30,	December 31,
	2026	2025
Cash and cash equivalents	$444	$516
Other current assets	1,833	1,605
Property and equipment, net	12,899	12,748
Other assets	2,797	2,892
Total assets	$17,973	$17,761

Current debt	$2	$213
Current liabilities	2,405	2,358
Long-term debt	3,741	4,280
Decommissioning contingency for sold Gulf of America properties	677	782
Deferred credits and other noncurrent liabilities	3,204	3,125
APA shareholders’ equity	7,021	6,093
Noncontrolling interest	923	910
Total Liabilities and equity	$17,973	$17,761

Common shares outstanding at end of period	351	353

APA CORPORATION
NON-GAAP FINANCIAL MEASURES
(In millions)

Reconciliation of Costs incurred to Upstream capital investment

Management believes the presentation of upstream capital investments is useful for investors to assess APA’s expenditures related to our upstream capital activity. We define capital investments as costs incurred for oil and gas activities, adjusted to exclude property and leasehold acquisitions, asset retirement additions and revisions, capitalized interest, and certain exploration expenses. Upstream capital expenditures attributable to a one-third noncontrolling interest in Egypt are also excluded. Management believes this provides a more accurate reflection of APA’s cash expenditures related to upstream capital activity and is consistent with how we plan our capital budget.

	For the Quarter Ended		For the Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Costs incurred in oil and gas property:
Asset and leasehold acquisitions	$3	$8	$7	$17
Exploration and development	643	735	1,292	1,529
Total Costs incurred in oil and gas property	$646	$743	$1,299	$1,546

Reconciliation of Costs incurred to Upstream capital investment:
Total Costs incurred in oil and gas property	$646	$743	$1,299	$1,546
Asset and leasehold acquisitions	(3)	(8)	(7)	(17)
Asset retirement obligations incurred - oil and gas property	(5)	(3)	(9)	(8)
Capitalized interest	(16)	(16)	(30)	(20)
Exploration seismic and administration costs	(14)	(11)	(28)	(30)
Upstream capital investment including noncontrolling interest - Egypt	$608	$705	$1,225	$1,471
Less noncontrolling interest - Egypt	(62)	(57)	(115)	(113)
Total Upstream capital investment	$546	$648	$1,110	$1,358

Reconciliation of Net cash provided by operating activities to Cash flows from operations before changes in operating assets and liabilities and Free cash flow

Cash flows from operations before changes in operating assets and liabilities and free cash flow are non-GAAP financial measures. APA uses these measures internally and provides this information because management believes it is useful in evaluating the company’s ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt, as well as to compare our results from period to period. We believe these measures are also used by research analysts and investors to value and compare oil and gas exploration and production companies and are frequently included in published research reports when providing investment recommendations. Cash flows from operations before changes in operating assets and liabilities and free cash flow are additional measures of liquidity but are not measures of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities. Additionally, this presentation of free cash flow may not be comparable to similar measures presented by other companies in our industry.

	For the Quarter Ended		For the Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$1,706	$1,181	$2,260	$2,277
Changes in operating assets and liabilities	(198)	(200)	439	(245)
Cash flows from operations before changes in operating assets and liabilities	$1,508	$981	$2,699	$2,032
Adjustments to free cash flow:
Upstream capital investment including noncontrolling interest - Egypt	(608)	(705)	(1,225)	(1,471)
Abandonment and decommissioning spend	(55)	(40)	(80)	(68)
Leasehold acquisition and other	(8)	(11)	(15)	(16)
Distributions to Sinopec noncontrolling interest	(99)	(91)	(164)	(217)
Free cash flow	$738	$134	$1,215	$260

APA CORPORATION
NON-GAAP FINANCIAL MEASURES
(In millions)

Reconciliation of Net cash provided by operating activities to Adjusted EBITDAX

Management believes EBITDAX, or earnings before income tax expense, interest expense, depreciation, amortization and exploration expense is a widely accepted financial indicator, and useful for investors, to assess a company’s ability to incur and service debt, fund capital expenditures, and make distributions to shareholders. We define adjusted EBITDAX, a non-GAAP financial measure, as EBITDAX adjusted for certain items presented in the accompanying reconciliation. Management uses adjusted EBITDAX to evaluate our ability to fund our capital expenditures, debt services and other operational requirements and to compare our results from period to period by eliminating the impact of certain items that management does not consider to be representative of the Company’s on-going operations. Management also believes adjusted EBITDAX facilitates investors and analysts in evaluating and comparing EBITDAX from period to period by eliminating differences caused by the existence and timing of certain operating expenses that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted EBITDAX may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2026	2026	2025	2026	2025
Net cash provided by operating activities	$1,706	$554	$1,181	$2,260	$2,277
Adjustments:
Exploration seismic and administrative costs	14	14	11	28	30
Current income tax provision	234	302	232	536	538
Other adjustments to reconcile net income to net cash provided by operating activities	15	(9)	(5)	6	(18)
Changes in operating assets and liabilities	(198)	637	(200)	439	(245)
Financing costs, net (excludes gain on extinguishment of debt)	54	57	69	111	154
Transaction, reorganization & separation costs	12	7	11	19	48
Adjusted EBITDAX (Non-GAAP)	$1,837	$1,562	$1,299	$3,399	$2,784

Reconciliation of debt to net debt

Net debt, or outstanding debt obligations less cash and cash equivalents, is a non-GAAP financial measure. Management uses net debt as a measure of the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand.

	June 30,	March 31,	December 31,	September 30,
	2026	2026	2025	2025
Current debt	$2	$134	$213	$213
Long-term debt	3,741	4,280	4,280	4,275
Total debt	3,743	4,414	4,493	4,488
Cash and cash equivalents	444	293	516	475
Net Debt	$3,299	$4,121	$3,977	$4,013

APA CORPORATION
STATEMENT OF CONSOLIDATED OPERATIONS
(In millions, except per share data)

Reconciliation of Income attributable to common stock to Adjusted earnings

Our presentation of adjusted earnings and adjusted earnings per share are non-GAAP measures because they exclude the effect of certain items included in Income Attributable to Common Stock. Management believes that adjusted earnings and adjusted earnings per share provides relevant and useful information, which is widely used by analysts, investors and competitors in our industry as well as by our management in assessing the Company’s operational trends and comparability of results to our peers.

Management uses adjusted earnings and adjusted earnings per share to evaluate our operating and financial performance because it eliminates the impact of certain items that management does not consider to be representative of the Company’s on-going business operations. As a performance measure, adjusted earnings may be useful to investors in facilitating comparisons to others in the Company’s industry because certain items can vary substantially in the oil and gas industry from company to company depending upon accounting methods, book value of assets, capital structure and asset sales and other divestitures, among other factors. Management believes excluding these items facilitates investors and analysts in evaluating and comparing the underlying operating and financial performance of our business from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted earnings and adjusted earnings per share may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended				For the Quarter Ended
	June 30, 2026				June 30, 2025
	Before	Tax	After	Diluted	Before	Tax	After	Diluted
	Tax	Impact	Tax	EPS	Tax	Impact	Tax	EPS
Net income including noncontrolling interests (GAAP)	$1,277	$(450)	$827	$2.34	$1,028	$(363)	$665	$1.84
Income attributable to noncontrolling interests	145	(65)	80	0.23	113	(51)	62	0.17
Net income attributable to common stock	1,132	(385)	747	2.11	915	(312)	603	1.67
Adjustments: *
Asset and unproved leasehold impairments	1	—	1	0.01	—	—	—	—
Noncontrolling interest & tax barrel impact on Egypt adjustments	1	(2)	(1)	—	—	—	—	—
Valuation allowance and EPL revaluation	—	—	—	—	—	30	30	0.09
(Gain) loss on extinguishment of debt	4	—	4	0.01	(3)	1	(2)	(0.01)
Unrealized derivative instrument gains	(117)	25	(92)	(0.26)	(136)	30	(106)	(0.29)
Transaction, reorganization & separation costs	12	(3)	9	0.02	11	(4)	7	0.02
(Gain) loss on divestitures, net	2	(1)	1	—	(282)	63	(219)	(0.61)
Adjusted earnings (Non-GAAP)	$1,035	$(366)	$669	$1.89	$505	$(192)	$313	$0.87

	For the Six Months Ended				For the Six Months Ended
	June 30, 2026				June 30, 2025
	Before	Tax	After	Diluted	Before	Tax	After	Diluted
	Tax	Impact	Tax	EPS	Tax	Impact	Tax	EPS
Net income including noncontrolling interests (GAAP)	$2,107	$(737)	$1,370	$3.87	$1,791	$(708)	$1,083	$2.99
Income attributable to noncontrolling interests	319	(142)	177	0.50	242	(109)	133	0.37
Net income attributable to common stock	1,788	(595)	1,193	3.37	1,549	(599)	950	2.62
Adjustments: *
Asset and unproved leasehold impairments	2	—	2	0.01	—	—	—	—
Noncontrolling interest & tax barrel impact on Egypt adjustments	1	(2)	(1)	—	—	—	—	—
Valuation allowance and EPL revaluation	—	—	—	—	—	128	128	0.36
(Gain) loss on extinguishment of debt	4	—	4	0.01	(145)	32	(113)	(0.31)
Unrealized derivative instrument gains	(70)	15	(55)	(0.16)	(108)	24	(84)	(0.23)
Transaction, reorganization & separation costs	19	(5)	14	0.04	48	(13)	35	0.10
(Gain) loss on divestitures, net	2	(1)	1	—	(280)	62	(218)	(0.61)
Adjusted Earnings (Non-GAAP)	$1,746	$(588)	$1,158	$3.27	$1,064	$(366)	$698	$1.93
*The income tax effect of the reconciling items are calculated based on the statutory rate of the jurisdiction in which the discrete item resides.